CONFIDENTIAL

                                                   TELEHUBLINK CORPORATION
                                                   24 New England Executive Park
                                                   Burlington, MA 01803

       TELEHUBLINK CORPORATION

       April 5, 1999

                              EMPLOYMENT AGREEMENT

       EMPLOYMENT AGREEMENT, between TELEHUBLINK CORPORATION (NASD BB: THLC) (the "Company") and BRUCE W. YOUNG (the "Employee").

1) For good consideration, the COMPANY EMPLOYS THE EMPLOYEE on the following terms and conditions.

2) TERM OF EMPLOYMENT: Subject to the provisions for termination, set forth below this agreement will begin on February 4, 1999, and be for a period of two years, unless sooner terminated.

3) SALARY: The Company shall pay Employee a salary of $200,000.00 per year, for the services of the Employee, payable at regular payroll periods.

4) STOCK OPTIONS: The Employee shall be granted 500,000 shares of THLC at the time of execution of this contract. These shares vest 50% at the point of signing and 50% upon completion of the first full year of operations. In the event the stock price reaches $5.00 per share for a period of 30 days, the entire 500,000 shares will vest and become excerciseable.

5) DUTIES AND POSITION: The Company hires the Employee in the capacity of President and Chief Executive Officer of TeleHubLink Corporation, the parent company. The Employee's duties may not be modified during the term of this contract.

6) EMPLOYEE TO DEVOTE FULL TIME TO COMPANY: The Employee will devote full time, attention, and energies to the business of the Company and during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

7) CONFIDENTIALITY OF PROPRIETARY INFORMATION: Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.


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8)        REIMBURSEMENT OF EXPENSES: The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

9) VACATION: The Employee shall be entitled to a yearly vacation of 4 weeks at full pay.

10) DISABILITY: If Employee cannot perform the duties because of illness or incapacity for a period of more than 52 weeks, the compensation otherwise due during said illness or incapacity will be reduced by ten percent (10) percent. The Employee's full compensation will be reinstated upon return to work. However, if the Employee is absent from work for any reason for a continuous period of over 6 months, the Company may terminate the Employee's employment, and the Company's obligations under this agreement will cease on that date.

11) TERMINATION OF AGREEMENT: Without cause, the Company upon payment of the full severance provisions, may terminate this agreement at any time upon 90 days' written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and be paid his/her regular salary up to the date of termination. In addition, the Company will pay the Employee on the date of termination a severance allowance of the greater of $500,000.00 or two full years pay including bonuses less taxes and social security required to be withheld. Without cause, the Employee may terminate employment upon 45 days' written notice to the Company. Employee may be required to perform his/her duties and will be paid the regular salary to date of termination but shall not receive a severance allowance. Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment, providing that the Company pays all severance in accordance with the severance provisions, upon the following Conditions:

12) THE SALE OF SUBSTANTIALLY all of the Company's assets to a single purchaser or group of associated purchasers; or

          >> The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

          >> The Company's decision to terminate its business and liquidate its assets;

          >> The merger or consolidation of the company with another company.

          >>    Bankruptcy or Chapter 11 Reorganization.

13) The COMPANY MUST PROVIDE 90 DAYS' NOTICE to the Employee should any of the following events occur:

          a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or

          b) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

          c) The Company's decision to terminate its business and liquidate its assets;

          d)    The merger or consolidation of the Company with another company.

          e)    Bankruptcy or Chapter 11 Reorganization.

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14)      DEATH BENEFIT: Should Employee die during the term of employment, the
         Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred as well as any accrued bonuses, stock options or other compensation normally accruing to the benefit of the Employee.

15) RESTRICTION ON POST EMPLOYMENT COMPENSATION: For a period of one (1) year after the end of employment, the Employee shall not compete in any business similar to that conducted by the Company, either by soliciting any of its accounts or by operating within Employer's general trading area.

16) ASSISTANCE IN LITIGATION: EMPLOYEE shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

17) EFFECT OF PRIOR AGREEMENTS: This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

18) SETTLEMENT BY ARBITRATION: Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

19) LIMITED EFFECT OF WAIVER BY COMPANY. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

20) SEVERABILITY: If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

21) ASSUMPTION OF AGREEMENT by Company's Successors and Assignees: The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

22) ORAL MODIFICATIONS NOT BINDING: This instrument is the entire agreement of the Company and the Employee. Oral changes shall have no effect. It may be altered only by

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         a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed this 5th day of April, 1999.

/s/STANLEY A. YOUNG                       /s/BRUCE W. YOUNG
-----------------------                   -----------------------
Stanley A. Young                          Bruce W. Young
Chairman of THLC Board                    Employee